Exhibit 32.1
COLORADO INTERSTATE GAS COMPANY, L.L.C.
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906
OF THE
SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of Colorado Interstate Gas Company, L.L.C. (the “Company”) for the quarterly period ended March 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
A signed original of this written statement required by Section 906 has been provided to Colorado Interstate Gas Company, L.L.C. and will be retained by Colorado Interstate Gas Company, L.L.C. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: May 1, 2014

/s/ Mark A. Kissel
Mark A. Kissel President (principal executive officer) of Colorado Interstate Gas Company, L.L.C.